News Release Hewlett Packard Enterprise Announces New Nominee to Board of Directors

SAN JOSE, CALIF. – (Feb. 6, 2020) – Hewlett Packard Enterprise (NYSE: HPE) today announced that Charles H. Noski has been nominated as an independent director for election at HPE’s 2020 Annual Meeting of Stockholders on April 1, 2020. The company also announced that Michael Angelakis has decided, after nearly five years of service on HPE’s Board of Directors, not to stand for reelection and his term will expire at the April meeting.
“We are thrilled to nominate Chuck for election to join our Board at HPE,” said Pat Russo, chair of the Board of Directors, HPE. “Chuck’s broad experiences across multiple industries and his financial and operational acumen will be of great benefit as we execute on our strategy. We also want to thank Mike for his dedication and contributions. He has played an instrumental role in guiding HPE’s transformation over the past five important years.”
Noski’s background includes serving as vice chairman of Bank of America Corporation from June 2011 until his retirement in 2012, and as its chief financial officer from May 2010 to June 2011. Prior to that, Noski served as CFO of Northrop Grumman Corporation from 2003 to 2005, and as a board director from 2002 to 2005. Noski previously served as CFO of AT&T Corporation from 1999 to 2002 and also served as vice chairman of the board of directors in 2002. Noski has served as an independent director on numerous boards, including Microsoft Corporation from 2003-2019.
“Chuck’s nomination comes at an important time for HPE,” said Antonio Neri, president and CEO, HPE. “His experience in helping companies transform and bring innovation and new consumption models to customers in a digital world will be of huge value to us. I look forward to working with him and the other members of our experienced board as we strengthen our edge-to-cloud portfolio and deliver new as-a-service experiences.”
“I am pleased with the opportunity to join HPE’s Board of Directors,” said Noski. “HPE has an impressive history and an exciting vision to redefine the customer experience and the industry model. I welcome the chance to be a part of this next chapter.”
Angelakis has served on HPE’s Board of Directors since its separation from HP, Inc. in 2015 and is chairman of HPE’s finance and investment committee.

“In the last five years, HPE has sharpened its focus, revitalized its culture, and articulated an exciting vision for the future,” said Angelakis. “I am proud to have been a part of HPE’s journey and look forward to the company’s continued success.”

About Hewlett Packard Enterprise
Hewlett Packard Enterprise is the global edge-to-cloud platform-as-a-service company that helps organizations accelerates outcomes by unlocking value from all of their data, everywhere. Built on decades of reimagining the future and innovating to advance the way we live and work, HPE delivers unique, open and intelligent technology solutions, with a consistent experience across all clouds and edges, to help customers develop new business models, engage in new ways, and increase operational performance. For more information, visit: www.hpe.com.

Forward-looking statement
This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HPE may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of financial performance, or plans, strategies and objectives of management for future operations or performance. Risks, uncertainties and assumptions include those that are described in HPE’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019 and that are otherwise described or updated from time to time in Hewlett Packard Enterprise’s Securities and Exchange Commission reports. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements.

Editorial contact:

Katherine Ducker, HPE
katherine.b.ducker@hpe.com

Corporate Media Relations
corpmediarelations@hpe.com

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